UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

SUN CAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-126504

(Commission File Number)

81-0659377

(IRS Employer Identification No.)

700, 205 – 5th Avenue S.W., Bow Valley Square II, Calgary, Alberta T2P 2V7

(Address of principal executive offices and Zip Code)

(403) 538-4772

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On September 30, 2008, we arranged a non-brokered private placement of 666,666 units (the “Units”) at a purchase price of $0.15 per Unit, for total gross proceeds of up to $100,000. Each Unit will consist of one common share and one common share purchase warrant (a “Warrant”). Each Warrant will enable the holder to purchase one additional common share (a “Warrant Share”) at a price of US $0.20 per Warrant Share for a period of three years from closing.

We will be issuing the Units to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Proceeds of the financing will be used for working capital.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN CAL ENERGY, INC.

Per:	/s/ George Drazenovic

George Drazenovic

Director

Dated: September 30, 2008